Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING COMPLETES ACQUISITION OF LATTNER ENTERTAINMENT GROUP

LAS VEGAS - JUNE 1, 2018 - Boyd Gaming Corporation (NYSE: BYD) today announced that it has completed its acquisition of Lattner Entertainment Group Illinois, LLC.

Lattner is a distributed gaming operator with nearly 1,000 gaming units in more than 200 locations across the state of Illinois.

About Boyd Gaming
Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 24 gaming entertainment properties in seven states. The Company currently operates nearly 1.4 million square feet of casino space, more than 31,000 gaming machines, 630 table games, 9,400 hotel rooms and more than 280 food and beverage outlets. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service. For additional Company information and press releases, visit www.boydgaming.com.